UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 11, 2002

                       DIGITAL COURIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   0-20771                  87-0461586
            --------                   -------                  ----------
(State or other jurisdiction of    (Commission File          (I.R.S. Employer
 incorporation or organization)        Number)            Identification Number)


348 East 6400 South, Suite 220, Salt Lake City, Utah          95035
----------------------------------------------------          -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (801) 266-5390

                                       N/A
                                       ---
          (Former Name or Former Address if Changed Since Last Report)


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Item 5.  Other Events and Regulation FD Disclosure

On March 11, 2002, Mr. John Hanlon, formerly a director, President and Chief Financial Officer of the registrant, submitted his resignation which was effective immediately. Mr. Evan M. Levine, a director of the Company since February 2001, will assume the role of Interim Chief Executive Officer overseeing all financial and legal matters. Mr. Levine is Managing Member of Mark Capital, LLC specializing in technology and biotechnology investments. He has over fifteen years of experience in the investment banking industry including debt and equity financing and trading. He was previously a Managing Principal and Portfolio Manager of Brown Simpson Asset Management, and Head Convertible Trader with both Dillon Read and Hambrecht & Quist. Mr. Levine holds an M.B.A. from New York University and a B.A. in Economics and Finance from Rutgers University.

Ms. Becky H. Takeda, Vice President of Business Development, will move into the role of President, with responsibility for business development and operations. Mr. Stephen T. Cannon remains as the Company's Chief Technical Officer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 12, 2002

                                             DIGITAL COURIER TECHNOLOGIES, INC.

                                             By: /s/ James J. Condon
                                             -----------------------
                                                     James J. Condon
                                                     Chairman of the Board